UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 23, 2009
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; election of Directors; Appointment of
Certain officers; Compensatory Arrangements of Certain Officers

(c)

On October 23, 2009, the Board of Directors of Laboratory Corporation of America Holdings (the “Company”) appointed James T. Boyle, Jr., age 52, to the position of Executive Vice President and Chief Operating Officer of the Company, effective immediately.  In his new role, Mr. Boyle will continue to serve on the Company’s Management Committee.  Prior to his appointment, Mr. Boyle served as Senior Vice President for Managed Care since May of 2006.  In December of 2008, Mr. Boyle also assumed operating responsibility for the Company’s Occupational Testing/Employer Group Services.  Mr. Boyle previously held the position of Vice President of Managed Care from August 2004 to May 2006.  Mr. Boyle joined the Company’s Corporate Affairs Department in 1999.

Mr. Boyle will continue to participate in the Company’s benefit and compensatory plans available to executive officers, including the Company’s Amended and Restated Master Senior Executive Severance Plan and Master Senior Executive Change-in-Control Severance Plan (collectively the “Severance Plans”).  In connection with his appointment, Mr. Boyle will now participate in the Severance Plans at the level designated for executive vice presidents.  Reference is made to the descriptions of the Severance Plans contained in the Company’s proxy statement for its 2009 annual meeting of stockholders, which descriptions are incorporated in this report by reference.  In connection with his appointment, Mr. Boyle’s annual base salary was also increased to $450,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

October 29, 2009